Wyoming Secretary of State
2020 Carey Avenue, Suite 700
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

WY Secretary of State
FILED: 03/26/2018 08:08 AM
Original ID: 2015-000702673
Amendment ID: 2018-002271015

Profit Corporation
Articles of Amendment

1. Corporation name:

MedX Holdings, Inc.

2. Article number(s) 10 is amended as follows:

Authorized Common Shares to be reduced (Cancelling 150 Million Common Shares) from 350,000,000 Million Common Shares to the New Total of 200,000,000 Common Shares.

Referenced by Special Board of Directors Meeting held 03/10/2018.

MedX Holdings, Inc. Filing ID: 2015-000702673

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 03/13/2018
(Date – mm/dd/yyyy)

Received
MAR 16 2018
Secretary of State
Wyoming

5. Approval of the amendment: *(Please check __only one__ appropriate field to indicate the party approving the amendment.)*

☑ **__Shares were *not* issued__** and the board of directors or incorporators have adopted the amendment.

__OR__

☐ **__Shares were issued__** and the board of directors have adopted the amendment *without shareholder approval,* in compliance with W.S. 17-16-1005.

__OR__

☐ **__Shares were issued__** and the board of directors have adopted the amendment *with shareholder approval,* in compliance with W.S. 17-16-1003.

Signature: [signature]
(May be executed by Chairman of Board, President or another of its officers.)

Date: 03/13/2018
(mm/dd/yyyy)

Print Name: Mark Miller

Contact Person: Mark Miller

Title: CEO/ President

Daytime Phone Number: 612-615-9334

Email: mark@medxholdings.co

(Email provided will receive annual report reminders and filing evidence.)
**May list multiple email addresses*

Checklist

- ☑ ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- ☑ Please submit one **originally signed** document.
- ☑ **Typical processing time is 3-5 business days** following the date of receipt in our office.
- ☑ Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing time of your documents.